Exhibit 99.1

Artisoft Announces Strong Revenue Growth for Fourth Quarter of Fiscal 2004

Fourth quarter revenue up 38% over Q4 2003; Fiscal year revenue up 36% over 2003

CAMBRIDGE, MA — August 12, 2004 — Artisoft®, Inc. (OTC: ASFT), a leading provider of open systems IP-PBX and call center products, today reported its financial results for the fourth quarter of fiscal 2004, which ended June 30, 2004. Revenue for the quarter increased 38% from the same quarter of fiscal 2003, and revenue for fiscal year 2004 increased by 36% from 2003. The company also achieved its 7th consecutive quarter of revenue growth and another record high in TeleVantage sales.

For the fourth quarter of fiscal 2004, Artisoft reported revenue of $2.6 million and a net loss of $0.8 million, or 22 cents per share, compared to revenue of $1.9 million and a net loss of $1.8 million, or $0.59 per share, during the same quarter of fiscal 2003. Operating expenses for the quarter were $3.3 million, compared to $3.6 million during fourth quarter of fiscal 2003. Gross margins during the fourth quarter of fiscal 2004 were 97%. For the year ended June 30, 2004 Artisoft reported revenue of $9.0 million and a net loss of $3.2 million, which compares to revenue of $6.6 million and a net loss of $7.1 million during fiscal 2003.

“The significant revenue growth in both the quarter and fiscal year confirms that customers are increasingly embracing the compelling benefits of TeleVantage versus proprietary PBX and IP-PBX systems,” said Steve Manson, Artisoft’s president and CEO. “Our North American, international and OEM channels all performed well this past year, and we remain confident that this positive trend will continue in fiscal 2005.”

During the quarter, TeleVantage received its 38th award for technical excellence and continued to expand the membership of its Open Communications Alliance Program. TeleVantage was recognized with a CRM Excellence Award from Technology Marketing Corporation for the substantial business improvements that Cameron & Roberts Insurance Agency achieved and attributed to TeleVantage. This honor marks back-to-back wins of this annual award. Artisoft also welcomed GBS, Telrex, Lumenex, McShan Abner Systems (MAS), Alternate Access and U.S. Infotel to its Open Communications Alliance Program, a coalition of over 50 leading technology vendors who are collaborating with Artisoft to develop standards-based solutions with TeleVantage as the focal point.

Artisoft will hold a conference call at 5:00 p.m. ET today to discuss the fourth quarter fiscal year 2004 financial results. The conference call will be broadcast live via the Internet at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.  A recorded replay of the conference call will be available 24 hours per day beginning on Thursday, August 12, 2004 at 8:00 p.m. ET until Thursday, August 26, 2004 at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.

About Artisoft
Artisoft, Inc. is a leading provider of open systems IP-PBX and call center products that deliver enhanced communications capabilities to medium-size businesses, branch offices, and call centers. Artisoft’s innovative software products have consistently garnered industry recognition, winning more than 35 awards for technical excellence. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

# # #

Artisoft and TeleVantage are registered trademarks of Artisoft, Inc. All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements:
This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including, without limitation, the increasing attractiveness of TeleVantage versus proprietary PBX and IP-PBX systems , and the ability of our North American, International and OEM channels to continue to perform well. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: the availability of additional financing on terms acceptable to the Company or at all, risks associated with the Company’s strategic transactions and strategic alliances, the impact of competitive products and pricing, the ability of our distributors, resellers and our original equipment manufacturers to market TeleVantage, and pay us for the products they purchase from us, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, risks and costs associated with acquisitions and the integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its most recent filings on Form 10-K and Form 10-Q.

For additional information, contact:
Financial Community:	Media Community:
Duncan Perry	Mary Ellen Quinn
617-354-0600 x201	617-354-0600 x342
dperry@artisoft.com	mquinn@artisoft.com

Tabular information follows:

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net revenue:
Product	$2,560	$1,852	$8,991	$6,606
Services	—	—	—	—
Total net revenue	2,560	1,852	8,991	6,606

Cost of sales:
Product	88	54	264	236
Services	—	—	—	—
Total cost of sales	88	54	264	236

Gross profit:
Product	2,472	1,798	8,727	6,370
Services	—	—	—	—
Total gross profit	2,472	1,798	8,727	6,370

Operating expenses:
Sales and marketing	1,662	1,581	5,863	5,539
Product development	855	806	3,204	3,084
General and administrative	807	1,170	2,832	4,837
Total operating expenses	3,324	3,557	11,899	13,460

Loss from operations	(852)	(1,759)	(3,172)	(7,090)

Other income, net	4	8	18	61

Net loss	(848)	(1,751)	(3,154)	(7,029)

Deemed dividend to Series C preferred shareholders	—	(2,009)
Deemed dividend to Series B preferred shareholders	—	—	(1,088)	(2,006)

Loss applicable to common shareholders	$(848)	$(1,751)	$(6,251)	$(9,035)

Net loss applicable to common stock-Basic and Diluted	$(0.22)	$(0.59)	$(1.73)	$(3.13)

Weighted average common shares outstanding-Basic and Diluted	3,831	2,974	3,621	2,889

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	June 30,
	2004	2003
	Unaudited
ASSETS

Current Assets:
Cash and cash equivalents	$2,747	$3,041
Receivables:
Trade accounts, net of allowances of $80 and $182 at June 2004 and June 2003, respectively	1,333	838
Other receivables	1	—
Inventories	15	18
Prepaid expenses	340	368
Total current assets	4,436	4,265

Property and equipment	3,885	3,756
Less accumulated depreciation and amortization	(3,602)	(3,296)
Net property and equipment	283	460

Other assets	379	269

	$5,098	$4,994

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$486	$396
Accrued liabilities	1,252	2,149
Deferred revenue	2,629	2,768
Customer Deposits	179	—
Total current liabilities	4,546	5,313

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $1.00 par value. Authorized 11,433,600 shares; Series A Preferred Stock, $1.00 par value. Authorized 50,000 Series A shares; no Series A shares issued at June 30, 2004	—	—
Series B Preferred Stock, $1.00 par value. Authorized 2,800,000 Series B shares; issued 2,800,000 Series B shares at June 30, 2004 (Aggregate liquidation value $7 million)	2,800	2,800
Series C Preferred Stock, $1.00 par value. Authorized 2,627,002	2,530	—
Series C shares; issued 2,627,002 Series C shares at June 30, 2004 (Aggregate liquidation value $7 million) Common stock, $.01 par value. Authorized 50,000,000 shares; issued 6,085,487 shares at June 30, 2004 and 5,206,243 at June 30, 2003	61	52
Additional paid-in capital	109,649	108,505
Accumulated deficit	(43,880)	(40,726)
Deferred Toshiba equity cost	(928)	(1,270)
Less treasury stock, at cost, 2,216,783 shares at June 30,
2004 and at June 30, 2003	(69,680)	(69,680)
Net shareholders’ equity	552	(319)
	$5,098	$4,994